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                                                                    EXHIBIT 23.3

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Phoenix Technologies Ltd. on Form S-8 for shares of common stock outstanding under the Award Software International, Inc. 1997 Equity Incentive Plan, 1995 Stock Option Plan and Employee Stock Purchase Plan and outstanding under the Sand Microelectronics, Inc. Non-Qualified Stock Option Plan and 1998 Stock Plan of our report dated October 27, 1995, on our audit of the consolidated financial statements and financial statement schedule of Phoenix Technologies Ltd. for the year ended September 30, 1995, appearing in the Annual Report on Form 10-K of Phoenix Technologies, Ltd. for the year ended September 30, 1997, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.

                                       /s/ PricewaterhouseCoopers LLP

San Jose, California
September 30, 1998